UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Corporate Office Properties Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Corporate Office Properties Trust
8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045-2272
Telephone	410-730-9092
Facsimile	410-740-1174
Website	www.copt.com

To:	Our Shareholders

From:	Clay W. Hamlin, III

Subject:	Invitation to the Corporate Office Properties Trust 2004 Annual Meeting of Shareholders

You are cordially invited to attend our 2004 Annual Meeting of Shareholders to be held at 9:30 a.m. on May 13, 2004, at The World Trade Center Baltimore, 401 East Pratt Street, 21st Floor, Baltimore, Maryland 21202.  At this year’s meeting, you will be asked to elect three members of our Board of Trustees.

In addition to the formal business to be transacted, we will make a presentation regarding our accomplishments in 2003 and other recent developments.  You will also have the opportunity at this meeting to ask questions and make comments.  Enclosed with this proxy statement are your proxy card and the 2003 Annual Report.

I look forward to seeing you at the Annual Meeting.

/s/ Clay W. Hamlin, III
Clay W. Hamlin, III
Chief Executive Officer

Corporate Office Properties Trust
8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045-2272
Telephone	410-730-9092
Facsimile	410-740-1174
Website	www.copt.com

March 31, 2004

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 13, 2004
Time:	9:30 a.m.
Place:	The World Trade Center Baltimore
401 East Pratt Street, 21st Floor
Baltimore, MD

We will hold our Annual Meeting of Shareholders on May 13, 2004 at 9:30 a.m. at The World Trade Center Baltimore.  During the Annual Meeting, we will consider and take action on the following proposals:

1.               To elect three Trustees each for a term of three years; and

2.               To transact any other business properly brought before the Annual Meeting.

You may vote at the meeting if you were a shareholder of record on March 15, 2004.

By order of the Board of Trustees

/s/ Karen M. Singer
Karen M. Singer
Vice President, General Counsel and Secretary

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being mailed, beginning on or about March 31, 2004, to owners of common shares of beneficial interest (“common shares”) of Corporate Office Properties Trust in connection with the solicitation of proxies by the Board of Trustees for our 2004 Annual Meeting of Shareholders.  This proxy procedure is being used to permit all holders of the common shares of Corporate Office Properties Trust to vote since many may be unable to attend the Annual Meeting in person.  The Board of Trustees encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.  Corporate Office Properties Trust’s Internet address is www.copt.com.  The information on our Internet site is not part of this proxy statement.

General Information

The questions and answers set forth below provide general information regarding this proxy statement and our Annual Meeting of Shareholders.

When are our Annual Report to shareholders and this proxy statement first being sent to shareholders?

Our Annual Report to shareholders and this proxy statement are being sent to shareholders beginning on or about March 31, 2004.

What will shareholders be voting on?

1.             The election of three Trustees, each for a three-year term.

2.                                       Any other business that properly comes before the meeting for a vote.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

Common shareholders of record at the close of business on March 15, 2004 may vote at the Annual Meeting.  Each share has one vote.  There were 30,947,513 common shares outstanding on March 15, 2004.

How do I vote?

You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares.  Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  If you complete and return the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

You will be designating Clay W. Hamlin, III, our Chief Executive Officer, and Randall M. Griffin, our President and Chief Operating Officer, as your proxies.  They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

Your proxy will vote according to the instructions on your proxy card.  If you complete and return your proxy card but do not indicate your vote on business matters, your proxy will vote “FOR” Proposal 1.  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so.  However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I vote using my proxy card?

Simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.  If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How do I revoke my proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•                  Notifying our Secretary, Karen M. Singer, in writing at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, that you are revoking your proxy;

•                  Executing a later dated proxy card; or

•                  Attending and voting by ballot at the Annual Meeting.

Who will count the votes?

An officer of Corporate Office Properties Trust will act as the inspector of election and will count the votes.

What constitutes a quorum?

As of March 15, 2004, Corporate Office Properties Trust had 30,947,513 common shares outstanding.  A majority of the outstanding shares, present or represented by proxy, constitutes a quorum.  If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote.  If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 15, 2004 until a quorum is present.

How will my vote be counted?

With respect to Proposal 1, the election of Trustees, votes may be cast in favor of or withheld from one or all nominees.  Votes that are withheld will not be included in the vote.

What percentage of our common shares do the Trustees and executive officers own?

Our Trustees and executive officers owned approximately 24.9% of our beneficially owned common shares as of March 15, 2004.  (See the discussion under the heading “Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners” for more details.)

What vote is required to elect Trustees?

Trustees are elected by a plurality of the votes, which means that the nominees with the most votes are elected.

What vote is required on other matters?

A majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by the Declaration of Trust.  An abstention on such matters will have the same effect as a vote against.  Where brokers are prohibited from exercising discretionary authority in voting for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), these shares will not be included in the votes cast but will be counted in determining if there is a quorum at the meeting.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

Our Board of Trustees is soliciting your proxy.  The solicitation process is being conducted primarily by mail.  However, proxies may also be solicited in person, by telephone or facsimile.  Wells Fargo Bank, N.A., our transfer agent, will be assisting us for a fee of approximately $3,500, plus out-of-pocket expenses.  We pay the cost of soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

When are shareholder proposals and Trustee nominations for our 2005 Annual Meeting due?

In accordance with our bylaws, notice relating to nominations for Trustees or proposed business to be considered at the 2005 Annual Meeting must be given no earlier than February 13, 2005 and no later than March 14, 2005.  These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at the meeting.

When are shareholder proposals intended to be included in the proxy statement for the 2005 Annual Meeting due?

Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the Securities and Exchange Commission.  Shareholder proposals for the 2005 Annual Meeting must be submitted in writing by December 1, 2004.  In addition, shareholders may wish to have a proposal presented at the 2005 Annual Meeting but not to have such proposal included in the proxy statement.  Pursuant to our bylaws, notice of any such proposal must be received by us between February 13, 2005 and March 14, 2005.  If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal.

Any shareholder proposals must be submitted to Karen M. Singer, Vice President, General Counsel and Secretary, at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045.  You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can shareholders send communications to the Board of Trustees?

Shareholders who wish to communicate with the members of our Board of Trustees may communicate with the independent Trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to karen.singer@copt.com.  Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation Committee, Chairperson, Nominating

and Corporate Governance Committee, or Chairperson, Investment Committee or to the independent Trustees as a group to the Independent Trustees, each c/o Karen M. Singer, Vice President, General Counsel and Secretary, at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045.

All communications received in accordance with this process will be reviewed by Management to determine whether the communication requires immediate action.  Management will pass on all communications received, or a summary of such communications, to the appropriate Trustee or Trustees.  However, Management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Proposal 1 — Election of Trustees

The terms of our three Class III Trustees expire upon the election of their successors at the Annual Meeting.  Corporate Office Properties Trust, through the Nominating Committee of the Board of Trustees, has nominated Jay H. Shidler, Clay W. Hamlin, III and Kenneth S. Sweet, Jr. for election as Class III Trustees at the Annual Meeting.  Each of these nominees has agreed to serve a three-year term if elected.

Jay H. Shidler, age 57, has been Chairman of our Board of Trustees since October 1997.  Mr. Shidler is the founder and Managing Partner of The Shidler Group.  A nationally acknowledged expert in real estate, investment and finance, Mr. Shidler has over 35 years of experience in real estate investment and has acquired and managed properties involving several billion dollars in aggregate value.  Since 1970, Mr. Shidler has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada.  Mr. Shidler is a founder and Chairman of the Board of Directors of First Industrial Realty Trust, Inc.  Since March 2002, Mr. Shidler has served as a Director of Primus Guaranty, Ltd., a Bermuda holding company of which Mr. Shidler is a founder and whose subsidiary is a AAA-rated financial products company.

Clay W. Hamlin, III, age 59, has been one of our Trustees and our Chief Executive Officer since October 1997. He was our President from October 1997 until September 1998.  From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group’s Mid-Atlantic region, where he supervised the acquisition, management and leasing of over four million square feet of commercial property.  He has been active in the real estate business for 25 years.  Mr. Hamlin is also a founding shareholder of First Industrial Realty Trust, Inc.

Kenneth S. Sweet, Jr., age 71, has been one of our Trustees since October 1997.  Mr. Sweet is Chairman of GSA Management, LLC and Managing Director of GS Capital, LP, a venture capital and real estate partnership that he founded in 1994.  In 1971, Mr. Sweet founded K.S. Sweet Associates, which developed and managed over one billion dollars in real estate assets.  From 1957 to 1971 he was with The Fidelity Mutual Life Insurance Company, serving as Executive Vice President and Chief Investment Officer from 1965 to 1971.  Mr. Sweet serves as a Director, Chairman of the Real Estate Committee and a member of the Finance Committee of Main Line Health.  He also serves as Chairman of Bryn Mawr Hospital Foundation and Main Line Realty, a real estate partnership between The Lankenau Foundation and Main Line Health.

If any nominee is unable to stand for election, which we do not presently contemplate, the Board of Trustees may provide for a lesser number of Trustees or designate a substitute.  In the latter event, shares represented by proxies will be voted for a substitute nominee.

The Board of Trustees recommends a vote “FOR” each of the listed nominees in Proposal 1.

Our Board of Trustees

How is the Board of Trustees classified?

Our Declaration of Trust provides for three classes of Trustees: Class I Trustees, Class II Trustees and Class III Trustees.  You will elect successors to our Class III Trustees at the 2004 Annual Meeting of Shareholders.  Our shareholders will elect successors to our Class I Trustees in 2005 and Class II Trustees in 2006.  All Trustees will be elected for three-year terms.

Besides the three nominees for election, who are the other members of our Board of Trustees?

Name	Age	Office	Class

Thomas F. Brady	54	Trustee	II
Betsy Z. Cohen	62	Trustee	I
Robert L. Denton	51	Trustee	I
Steven D. Kesler	52	Trustee	II
Kenneth D. Wethe	62	Trustee	II

Thomas F. Brady has been one of our Trustees since January 2002.  Mr. Brady is Executive Vice President, Corporate Strategy and Development at Constellation Energy Group (“CEG”) with responsibility for setting corporate strategy and managing acquisition activity.  He assumed this position in 1999.  In addition, since 2002 he has served as Board Chairman and managing executive for the following CEG affiliates: Constellation NewEnergy, BGE Home Products & Services and Constellation Energy Source, as well as certain non-regulated ventures (international power, real estate and investments).  Between 1988 and 1998, Mr. Brady held various executive officer positions at Baltimore Gas & Electric Company, including Vice President and Chief Accounting Officer and Vice President in charge of regulated energy distribution and customer service operations.  Mr. Brady also serves as a Trustee/Director of the Maryland Chamber of Commerce, Villa Julie College and the Baltimore Classic Fund and Chairman of the Maryland Public Broadcasting Commission.

Betsy Z. Cohen has been one of our Trustees since May 1999.  Mrs. Cohen has been Chairman, Chief Executive Officer and Trustee of RAIT Investment Trust, a real estate investment trust, since August 1997.  She has also served as Chief Executive Officer of TheBancorp.com, Inc. since July 2000 and as a Director of The Maine Merchant Bank, LLC and Aetna, Inc.  From December 1999 to March 2000, Mrs. Cohen also served as a Director of Hudson United Bancorp, a holding company that was the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981, and she was formerly Director of First Union Corp. of Virginia and its predecessor, Dominion Bankshares, Inc.

Robert L. Denton has been one of our Trustees since May 1999.  Mr. Denton joined The Shidler Group in 1994 and is currently a Managing Partner and the resident principal in its New York office.  From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment-banking firm that he co-founded.

Steven D. Kesler has been one of our Trustees since September 1998.  Mr. Kesler served as the Chief Executive Officer and/or President of Constellation Investments, Inc. from 1988 and the Chief Executive Officer and President of Constellation Real Estate, Inc. and Constellation Health Services, Inc. from 1998 until his retirement in 2003; all of these entities were wholly-owned indirect subsidiaries of CEG.  In these roles, Mr. Kesler managed a corporate investment entity, CEG’s pension plan and nuclear decommissioning trust, a portfolio of real estate assets and a portfolio of assisted living assets.  Mr. Kesler serves on the Board of Directors of Ace Guaranty Corporation, a financial guaranty company, and Atapco, Inc., a private real estate and investment company.

Kenneth D. Wethe has been one of our Trustees since January 1990.  Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies.  Mr. Wethe has over 25 years experience in the group insurance and employee benefits area.

How do we determine whether our Trustees are independent?

In order for our Board of Trustees to effectively serve in their capacity, it is important, and the New York Stock Exchange mandates, that they be independent from Corporate Office Properties Trust.  Therefore, we require that a substantial majority of the Board of Trustees be independent.  No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  The following per se exclusions apply to the determination of Trustee independence:  a Trustee will not be deemed independent until three years after the end of any of the following relationships or situations: (i) the Trustee is employed by the Company or his/her immediate family member is an executive officer of the Company; (ii) the Trustee or his/her immediate family member who is an executive officer of the Company receives, in any year, more than $100,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent on continued service), (iii) the Trustee is employed by or affiliated with, or a member of the Trustee’s immediate family is employed by or affiliated with, the Company’s present or former internal auditors or outside independent auditors; (iv) the Trustee or a member of his/her immediate family is employed as an executive officer of another entity where any of the Company’s then-current executives serves on that other entity’s compensation committee; or (v) the Trustee is an executive officer or an employee, or a member of his/her immediate family is an executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Are our Trustees independent of Corporate Office Properties Trust?

The Board of Trustees has determined that each of our Trustees meet the independence guidelines described above except for Clay W. Hamlin, III, our Chief Executive Officer.

What is our policy regarding Trustee attendance at regularly scheduled meetings of the Board of Trustees and annual meetings of shareholders?

The Board of Trustees holds a minimum of four regularly scheduled meetings per year, including the annual meetings of the Board held in conjunction with our annual meetings of shareholders.  Trustees are expected to attend all regularly scheduled meetings and to have, prior to the meetings, reviewed all written meeting materials distributed to them in advance.  Trustees are expected to be physically present at all regularly scheduled meetings, and a Trustee who is unable to attend a meeting is expected to notify the Chairman of the Board of Trustees in advance of such meeting.  If a Trustee attends a regularly scheduled meeting by telephone for the entire meeting, such Trustee shall be deemed to have attended the meeting for the purposes of determining whether a quorum exists and for voting purposes.  However, a Trustee may not send a representative with a proxy to vote on his or her behalf if such Trustee is not able to attend a scheduled meeting, either in person or by telephone.

Trustees are expected to be present at our annual meetings of shareholders.  All of our Trustees attended the Annual Meeting of Shareholders that took place on May 15, 2003.

What is our policy regarding meeting of non-management Trustees?

The non-management Trustees of the Board will meet in executive session at least one time per year without any Management Trustees or any other members of the Company’s Management present.  The chairperson of the Nominating and Corporate Governance Committee will preside at the executive sessions.  The Trustees may meet in executive session at any time to consider issues that they deem important to address without Management present.

How are the Trustees compensated?

•                  Employee Trustees receive no compensation, other than their normal salary, for serving on the Board of Trustees or its committees.

•                  Non-employee Trustees receive the following:

•                  $20,000 annual retainer;

•                  $1,000 per quarterly meeting;

•                  $500 per other meeting;

•                  Reimbursement for out-of-pocket expenses, such as lodging costs incurred in connection with meeting attendance; and

•                  Annual grants of options to purchase 5,000 common shares with an exercise price equal to the fair market value of the common shares on the date of grant.  These options are exercisable beginning one year from the date of grant and expire ten years after the date of grant.

What are the current committees of our Board of Trustees?

The Board of Trustees currently has four committees: (i) the Audit Committee; (ii) the Nominating and Corporate Governance Committee; (iii) the Investment Committee; and (iv) the Compensation Committee.  Descriptions of these committees are set forth below:

•                  The Audit Committee oversees the following:

•                  the integrity of the Company’s financial statements and other financial information provided by the Company to its shareholders and the investment community;

•                  the Company’s compliance with legal and regulatory requirements and ethical behavior;

•                  the Company’s retention of independent auditors, including oversight of their performance, qualifications and independence, as well as the terms of their engagement; and

•                  the Company’s financial reporting process, internal control systems and internal audit function.

The committee also provides an avenue for communication among the Company’s independent auditors, internal auditors, Management and the Board of Trustees.  All members are independent non-employee Trustees.

•                  The Nominating and Corporate Governance Committee serves the following purposes:

•                  recommends to the Board of Trustees the structure and operations of the Board of Trustees;

•                  identifies individuals qualified to serve as Trustees and recommends that the Board of Trustees select the Trustee nominees identified by the committee for election at the next annual meeting of shareholders;

•                  recommends to the Board of Trustees the responsibilities of each Board of Trustees committee, the structure and operation of each Board of Trustees committee and the Trustee nominees for assignment to each Board of Trustees committee;

•                  oversees the Board of Trustees’ annual evaluation of its performance and the performance of other Board committees; and

•                  develops and recommends to the Board of Trustees for adoption a set of Corporate Governance Guidelines applicable to the Company and periodically reviews the same.

In February 2004, the Board of Trustees approved a charter that outlines the practices of the Nominating and Corporate Governance Committee.  A copy of the charter is attached to this proxy statement as Exhibit A, and will be available on our website no later than the time of the Annual Meeting of Shareholders.  Prior to February 2004, the Nominating and Corporate Governance Committee was called the Nominating Committee, and its responsibilities involved primarily the consideration and recommendation of nominees for election as Trustees and officers.  One of the two members on the committee in 2003, Clay W. Hamlin, III, was not independent of Corporate Office Properties Trust; in February 2004, Mr. Hamlin resigned from this committee and the Board of Trustees added Robert L. Denton and Kenneth S. Sweet, Jr.  The committee in its current form has not yet held a meeting.

•                  The Investment Committee approves all of our real estate investments, acquisitions and dispositions and substantially all of our borrowings.  Investments of greater than $50 million must also be approved by the full Board of Trustees.

•                  The Compensation Committee administers executive compensation programs, policies and practices.  The committee also recommends senior management compensation to the Board of Trustees and administers our executive incentive plans.  All members are independent non-employee Trustees.

The committees on which Trustees served and the number of meetings held during 2003 are set forth below.

Board Member	Audit	Nominating (1)	Investment	Compensation
Jay H. Shidler		✓	✓
Betsy Z. Cohen	✓
Thomas F. Brady				✓
Robert L. Denton	✓
Clay W. Hamlin, III		✓
Steven D. Kesler	✓		✓
Kenneth S. Sweet, Jr.			✓	✓
Kenneth D. Wethe	✓		✓
Meetings Held in 2003	10	1	5	8

(1)    In February 2004, this committee was re-organized into the Nominating and Corporate Governance Committee.  In conjunction with this re-organization, Clay W. Hamlin, III resigned from the committee and Robert L. Denton and Kenneth S. Sweet, Jr. were added.

During 2003, the Board of Trustees held four quarterly meetings and three special meetings.  Each Trustee attended at least 75% of the aggregate of the meetings of the Board of Trustees and meetings held by all committees on which such Trustee served during the time such Trustee served.

How are our Trustees nominated?

The Nominating and Corporate Governance Committee of the Board of Trustees is responsible for recommending nominations to the Board of Trustees and shareholders.  In arriving at nominations, the Nominating and Corporate Governance Committee reviews with the Board of Trustees on an annual basis the size, function, and needs of the Board of Trustees and, in doing so, takes into account that the Board of Trustees as a whole should have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) public real estate investment trusts and commercial real estate business; (vii) business strategy; (viii) crisis management; (ix) corporate governance; and (x) risk management.  The Board of Trustees also seeks members from diverse backgrounds so that the Board of Trustees consists of members with a broad spectrum of experience and expertise and with a reputation for integrity and ethical behavior.  Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company.  In determining whether to recommend a Trustee for re-election, the Nominating and Corporate Governance Committee also considers the Trustee’s past attendance at meetings and participation in and contributions to the activities of the Board of Trustees and committees of the Board of Trustees on which he or she served.

The Nominating and Corporate Governance Committee has a policy regarding consideration of shareholder recommendations for Trustee nominees, which is set forth below:

The committee considers nominees recommended by the Company’s common shareholders using the same criteria it employs in identifying its own nominees, provided any such shareholder submits the following information to the Chairman of the Nominating and Corporate Governance Committee c/o Karen M. Singer, Vice President, General Counsel and Secretary, 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045 by the date that is 120 days prior to the one-year anniversary of the date of the mailing of the Company’s proxy statement for its most recent annual meeting of shareholders:

•                  the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•                  information about the relationship between the candidate and the nominating shareholder;

•                  the consent of the candidate to serve as a Trustee;

•                  proof of the number of shares of the Company’s common shares that the nominating shareholder owns and the length of time the shares have been owned; and

•                  a separate statement of the candidate’s qualifications relating to Board of Trustees membership criteria.

Our Executive Officers

Below is information with respect to our executive officers who are not Trustees.

Randall M. Griffin, age 59, has been our President and Chief Operating Officer since September 1998.  Mr. Griffin previously served as President of Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc. from June 1993 until September 1998.  From 1990 through March 1993, Mr. Griffin worked as Vice President-Development for EuroDisney Development in Paris, France.  From 1976 to 1990, Mr. Griffin served for Linclay Corporation, a St. Louis based real estate development, management and investment company, most recently as Executive Vice President and Chief Operating Officer. He serves as Chairman of the Board of Governors of The National Aquarium in Baltimore.  He is on the Maryland Economic Development Commission and serves on its Regulatory Reform Subcommittee.  He also serves on the Board of Trustees of the Greater Washington Initiative and the Board of Directors of the Maryland Business Roundtable for Education.

Roger A. Waesche, Jr., age 50, has been our Executive Vice President since January 2004, after holding the position of Senior Vice President since September 1998, and has been our Chief Financial Officer since March 1999.  Prior to joining us, Mr. Waesche served as Senior Vice President for Constellation Real Estate, Inc., where he was responsible for all financial operations, including treasury, accounting, budgeting and financial planning.  Mr. Waesche also had primary responsibility for Constellation Real Estate, Inc.’s asset investment and disposition activities.  Prior to joining Constellation Real Estate, Inc. in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand.  He serves on the Board of Trustees of Sheppard Pratt Health System and is a Member on the Maryland Economic Development Assistance Authority.

Michael D. Kaiser, age 52, has been President of Corporate Realty Management, LLC (“CRM”) since April 1996 and President of Corporate Management Services, LLC, an indirect subsidiary of ours, since January 2000.  Prior to joining CRM, Mr. Kaiser served as Vice President of Asset Management of Constellation Realty Management, LLC.  He has more than 25 years of real estate experience, including a background in development, leasing and management of real estate projects in the Baltimore-Washington area.  He serves on the Board of Directors of the Baltimore Chapter of the Building Owners and Managers Association.

Dwight S. Taylor, age 59, has been President of Corporate Development Services, LLC (“CDS”) since September 1999, previously serving as Senior Vice President since joining CDS in September 1998.  Mr. Taylor has more than 26 years of real estate experience, including 14 years with Constellation Real Estate, Inc. and four years with The Rouse Company prior to joining CDS.  From 1977 to 1981, Mr. Taylor was Senior Vice President of the Baltimore Economic Development Corporation.  He currently serves on the Board of the Maryland Chapter and is on the Executive Committee of the National Board of the National Association of Industrial and Office Properties.  He served as Chairman of the Associated Black Charities from 1989 to 1991.  He also serves on the Board of Directors of Micros Systems, Inc.

Report of the Compensation Committee

Overview

The Compensation Committee of Corporate Office Properties Trust’s Board of Trustees (the “Compensation Committee”) is comprised of the two non-employee, independent Trustees named below.  The Committee regularly reviews executive compensation levels and policies and makes recommendations to the Board of Trustees regarding these compensation levels and policies.

Philosophy of Executive Compensation

The Company’s executive compensation philosophy is to align compensation levels of the Chief Executive Officer and other executives with the long-term interests of the Company’s shareholders.  The compensation philosophy is designed to motivate executives to focus on operating results and create long-term shareholder value by:

•                  Establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other Real Estate Investment Trusts (“REITs”).  The REITs in this peer group generally include office REITs and REITs with a comparable market capitalization;

•                  Linking a portion of executives’ compensation with the achievement of the Company’s business plan by using measurements of the Company’s operating results and shareholder return; and

•                  Building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company’s income tax return to compensation of $1 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance-related, nondiscretionary and has been approved by the Company’s shareholders.  The Compensation Committee’s policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company’s executives with appropriate rewards for their performance.

Types of Compensation

The executive compensation plan has been structured to provide short and long-term incentives for executive performance that promote continuing improvements in the Company’s financial results and returns to shareholders.  The elements of the Company’s executive compensation are primarily comprised of the following, with all three elements designed to complement each other in satisfying the ultimate goal of creating long-term shareholder value:

•                  Base salaries.  Base salaries are paid for ongoing performance throughout the year.

•                  Annual incentive awards.  The Company’s philosophy of awarding annual incentive awards (cash bonuses) is designed to relate executive pay to Company and business unit performance.  At the beginning of each year, the Compensation Committee establishes defined bonus levels for different thresholds of Company and business unit performance, all determined by defined measures.  Actual bonuses are determined once the outcome of these defined measures is known.  The Committee’s process for determining the amount of these awards is discussed in greater detail below.

•                  Long-term incentive awards.  Long-term incentive awards are designed to link executive compensation to the Company’s long-term common share performance.  Since these awards typically vest over a period of time, such awards also encourage the executives to remain with the Company.  Long-term incentive awards typically take the following forms:

•                  Common shares subject to forfeiture restrictions (“restricted shares”).  The Company periodically issues restricted shares to the executive officers except for the Company’s Chief Executive Officer (see the section entitled “Chief Executive Compensation” below).  The forfeiture restrictions of specified percentages of these shares lapse annually throughout their respective terms (running through 2004 to 2009) as the executives remain employed by the Company; the lapsing of forfeiture restrictions for 484,375 of these shares issued in 1999 and 2000 was also dependent on the Company’s attainment of defined targets for diluted funds from operations per share (a measurement used by equity REITs to evaluate financial performance) and shareholder return, and all such targets were fully met by 2002.  The Committee’s process for determining the amount of these awards is discussed in greater detail below.

•                  Common share options.  The Company periodically grants executives common share options.  These options vest over a defined period of time as the executive remains employed by the Company.  The vesting schedules for option grants vary, with some grants vesting immediately, some grants vesting in defined increments annually over a defined period and some grants vesting 100% once a longer defined period of time has lapsed.

Chief Executive Officer Compensation

Clay W. Hamlin, III served as the Company’s Chief Executive Officer during 2003.  The compensation awarded to Mr. Hamlin consisted primarily of a base salary.  The Compensation Committee considers the value of executives’ equity ownership in the Company in determining their total compensation.  Since Mr. Hamlin has a substantial equity ownership in the Company, his total compensation has traditionally been set below the median in the REIT peer group for that position; therefore, he did not receive an increase in annual salary, a bonus or a long term incentive award grant in 2003.  Mr. Hamlin’s level of total compensation is not indicative of his individual performance or contribution to the success of the Company, and the Compensation Committee may take action in future years to increase his total compensation.

Process for Determining Compensation of Other Executives

In order to implement the Company’s compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and recommending executive compensation to the Board of Trustees.  Each year, the Committee uses an external consultant to obtain executive compensation information for a peer group of REITs.  Facets of this information pertaining to each executive position that are of particular interest to the Committee include the following: (1) compensation levels in total and by element of compensation; (2) percentage of total compensation derived from compensation categories; and (3) value of company equity (common shares, common share equivalents and common share options) owned.  The Committee compares each executive’s compensation to the median levels for the comparable position within the peer group and generally uses these median levels as a guideline for establishing executive compensation recommendations.

In 2003, executive annual base salaries were established effective in July.  Each executive was evaluated for his individual performance and contribution to the success of the Company and, where applicable, his business unit.  In arriving at a recommendation for an executive’s base salary, the Compensation Committee generally viewed the median base salary level for the comparable position in the REIT peer group as the appropriate salary for an executive who achieved the goals and objectives of his position in the opinion of the Committee.  To the extent certain executives’ performances were deemed to exceed the objectives of his position, the Committee recommended a base salary that was in a higher percentile of the REIT peer group.

The Compensation Committee used REIT peer group bonus information, along with a summary of the objectives for the Company and certain of its business units in 2003, to establish defined annual incentive awards (cash bonuses) based on different thresholds of performance, as determined by defined measures.  The Committee used the median bonus level for executive positions in the REIT peer group as a guideline for determining an executive’s bonus when the Company and the executive’s business unit met target performance levels.  The Committee also established a bonus level of up to 150% of the target performance bonus for when higher performance levels were met and a lower bonus level for when lower performance levels were met (bonuses are generally not paid if a defined threshold performance level is not met).  The measures used in defining Company performance objectives for determining bonuses were diluted funds from operations per share and diluted adjusted funds from operations per share (both of which are measurements used by equity REITs to evaluate financial performance).  The measures used in defining business unit performance were tailored to apply to the nature of the business units’ operations; examples of these measures include value of acquisitions, property occupancy and results of tenant service surveys.  The measures used in computing the bonus of the Chief Operating Officer only include the Company performance measures described above.  The measures used in computing the bonuses of the other executives include the Company performance measures described above as well as the measures applicable to those executives’ respective business units.  Actual bonuses were determined once the outcome of those defined measures was known.  For all of the other executives, the Committee recommended bonuses that exceeded the amounts derived from the process described above in recognition of those executives’ exceptional performance in the opinion of the Committee.

In 2003, the Compensation Committee recommended long-term incentive awards for the other executives in recognition of Company and executive achievements in 2002.  The Committee used REIT peer group information to assist in determining levels of executive long-term incentive awards by using median compensation levels for the peer group as a guideline.  The Committee’s decision to recommend long-term incentive awards was also influenced by the executives’ performance.  Restricted shares were granted to all of the other executive officers to recognize those executives’ strong performance in the opinion of the Committee.

In September 2003, the Board of Trustees adopted a new long-term incentive plan for the other executives that applies to calendar years 2003 through 2005.  Under this plan, the other executives receive a percentage of their total compensation in the form of restricted shares.  The percentage of compensation that is in the form of restricted shares is initially derived based on different thresholds of Company performance, as determined by defined measures.  The Committee uses the REIT peer group as a guideline for determining the percentage of an executive’s total compensation that is in the form of restricted shares when the Company meets target performance levels.  The Committee also establishes a maximum level of up to 150% of the target performance percentage for when higher performance levels are met and a lower percentage for when lower performance levels are met.  The measures used in defining Company performance objectives for determining the percentage of compensation that is in the form of restricted shares are total shareholder return and growth in diluted funds from operations per share; these measures are computed each year on an annual and cumulative basis.  The percentage of total compensation that is in the form of restricted shares can increase or decrease based upon actual performance versus objectives.  Once the percentage of compensation that is in the form of restricted shares is known, the restricted common share grant is computed.  The plan also allows for additional grants under the plan that are at the discretion of the Committee based on the executive’s performance and leadership.  Grants of shares under this plan will vest in defined annual increments over a five-year period from the date of grant.  Grants of shares were made to each of the other executives in February 2004 for the calendar year 2003.

This report is provided by the following Trustees, who constitute the Compensation Committee.

COMPENSATION COMMITTEE

Thomas F. Brady, Chairman
Kenneth S. Sweet, Jr.

The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Report of the Audit Committee

The Audit Committee of Corporate Office Properties Trust’s Board of Trustees (the “Audit Committee”) is comprised of the four Trustees named below.  Each of the Trustees meets the independence and experience requirements of the New York Stock Exchange and satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees.  None of the Trustees serve on the audit committees of more than three publicly-traded companies.  The Board of Trustees has determined that Kenneth D. Wethe is an “audit committee financial expert” as defined by the Securities and Exchange Commission.  The Audit Committee adopted and, in February 2004, the Board of Trustees approved a charter outlining the Audit Committee’s practices.  A copy of the charter is attached to this proxy statement as Exhibit B.

Management is responsible for the Company’s financial statements, financial reporting process, internal financial controls, compliance with legal and regulatory requirements and ethical behavior.  The independent auditors are responsible for performing an independent audit in accordance with generally accepted auditing standards and for issuing an opinion as to the conformity of the Company’s annual financial statements to generally accepted accounting principles.  The role of the Audit Committee is to oversee these activities.

The Audit Committee met quarterly with the Company’s accounting and financial management team, general counsel and independent auditors.  The Audit Committee also met with the Company’s accounting and financial management team and independent auditors to review the Company’s annual and quarterly periodic filings containing annual and quarterly consolidated financial statements prior to the Company’s submission of such filings to the Securities and Exchange Commission.

Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2003 were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, which addresses communication between audit committees and independent auditors.  The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, which addresses independence discussions between auditors and audit committees.  The Audit Committee also held discussions with the independent auditors regarding their independence from the Company and its management and considered whether the independent auditor’s provision of non-audit services provided to the Company during 2003 was compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the Company’s audited consolidated financial statements for the year ended December 31, 2003 be included in the Company’s 2003 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.  This report is provided by the following independent Trustees, who constitute the Audit Committee.

AUDIT COMMITTEE

Kenneth D. Wethe, Chairman
Betsy Z. Cohen
Robert L. Denton
Steven D. Kesler

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Independent Auditor

PricewaterhouseCoopers LLP (“PwC”) served as our independent auditor for the years ended December 31, 2003 and 2002.  PwC also provided the Company with other auditing and advisory services.  We are cognizant of the need for PwC to maintain its independence and objectivity in order to effectively serve in its role as independent auditor.  As a result, our Audit Committee restricted the services for which PwC can be engaged to those services that could not impair or appear to impair PwC’s independence and objectivity.  In making this determination, the Audit Committee contemplates the nature of the services, the benefits that PwC performing such services brings both to the services and to their audit and PwC’s proposed cost for providing such services.

The Audit Committee has procedures in place regarding the pre-approval of all services provided by PwC.  Specifically, the Company’s Management will contact the Audit Committee Chairman regarding the potential need for a service from PwC.  PwC will then provide an engagement letter to Management pertaining to the service which Management reviews for the service description and proposed fee.  Once Management is in agreement with the engagement letter, it will forward such engagement letter to the Audit Committee Chairman.  The Audit Committee Chairman will then review the engagement letter for the criteria described in the previous paragraph and, if based on such review, he approves of the terms of the engagement letter, he will forward the letter to the other Audit Committee members requesting that they respond within a certain period of time should they not approve of the engagement letter.  If the Audit Committee Chairman does not hear timely responses to the contrary, the Audit Committee Chairman is authorized to approve the engagement letter on behalf of the Audit Committee.

For the years ended December 31, 2003 and 2002, PwC billed the approximate fees and expenses set forth below:

	2003	2002
Audit fees (1)	$420,547	$300,062
Audit-related fees (2)	71,886	12,763
Tax fees (3)	54,954	52,955
All other fees (4)	—	—
Total	$547,387	$365,780

(1)          Audit fees consist of fees billed for services rendered in connection with audits of our consolidated financial statements included in Form 10-K and reviews of quarterly consolidated financial statements included in Forms 10-Q (totaling $180,000 in 2003 and $201,016 in 2002), issuances of comfort letters on filings associated with our common and preferred share offerings and audits of financial statements of acquired properties.  Audit fees reported above for the year ended December 31, 2002 changed from what we reported in the proxy statement to last year’s Annual Meeting of Shareholders due primarily to a change in the presentation of fees and additional billings made by PwC subsequent to the completion of that proxy statement.

(2)          Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but not included in (1) above.  This category includes fees for the audit of the financial statements of our employee retirement savings plan and consulting on financial accounting and reporting.

(3)          Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)          All other fees consist of fees billed for products or services not included in the above categories.  No such fees were incurred in 2003 or 2002.

None of the fees reflected above were approved by the Audit Committee pursuant to the “de-minimis exception” in Rule 2-01 of Regulation S-X.

PwC will serve as our independent auditor for 2003.  We expect that a representative of PwC will be present at the Annual Meeting of Shareholders.  The representative will have an opportunity to make a statement, if they desire to do so, and to answer questions.

Common Shares Performance Graph

The graph and the table set forth below assume $100 was invested on December 31, 1998 in the common shares of Corporate Office Properties Trust.  The graph and the table compare the cumulative return (assuming reinvestment of dividends) of this investment with a $100 investment at that time in the S&P 500 Index or the Equity Index of the National Association of Real Estate Investment Trusts (“NAREIT”).

	Value at December 31,
	1998	1999	2000	2001	2002	2003
Corporate Office Properties Trust common shares	$100.00	$118.20	$167.74	$216.36	$272.15	$428.99
S&P 500	100.00	121.04	110.02	96.94	75.52	97.18
NAREIT Equity Index	100.00	95.38	120.53	137.32	142.57	195.51

Share Ownership of our Trustees,

Executive Officers and 5% Beneficial Owners

The following table shows certain information as of March 15, 2004 regarding the beneficial ownership (unless otherwise noted) of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than five percent of our outstanding common shares.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities.  Each party named in the table below has sole voting and investment power with respect to the securities listed opposite such party’s name, except as otherwise noted.

	Common Shares Beneficially Owned (1)	Percent of All Common Shares Beneficially Owned (2)	Options Exercisable within 60 days of March 15, 2004
Barony Trust Limited (3)	2,049,345	6.6	—
Security Capital Research & Management Inc. (4)	2,721,103	8.8	—
Jay H. Shidler (5)	3,775,817	11.0	5,000
Clay W. Hamlin, III (6)	4,286,830	12.2	427,500
Thomas F. Brady	5,000	*	5,000
Betsy Z. Cohen	22,000	*	20,000
Robert L. Denton (7)	414,910	1.3	—
Steven D. Kesler	20,567	*	20,000
Kenneth S. Sweet, Jr.	66,265	*	27,500
Kenneth D. Wethe	26,494	*	25,000
Randall M. Griffin	834,879	2.7	473,068
Roger A. Waesche, Jr.	277,852	*	145,833
Michael D. Kaiser	97,247	*	35,833
Dwight S. Taylor	94,549	*	37,500
All Trustees and Executive Officers as a Group (12 persons)	9,922,410	24.9%	1,222,234

* Represents less than one percent.

(1)          Assumes that all units of our operating partnership are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units.  Also includes common shares issuable under options exercisable within 60 days after March 15, 2004.

(2)          Common shares issuable upon the conversion of units in our operating partnership and the exercise of stock options exercisable currently or within 60 days after March 15, 2004 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)          Barony Trust Limited is located at 7 Athol Street, Douglas, Isle of Mann, British Isles IM 1 1LD.

(4)          Security Capital Research & Management Incorporated (“SCR&M”) has shared voting and investment power for the common shares it owns.  SCR&M is located at 11 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603.  The information in this note was derived from a Schedule 13G/A filed with the Securities and Exchange Commission by SCR&M on February 17, 2004.

(5)          Jay H. Shidler’s common shares beneficially owned include 3,448,317 common units in our operating partnership exchangeable for common shares.  Mr. Shidler’s address is 810 Richards Street, Suite 1000, Honolulu, Hawaii 96813.

(6)          Clay W. Hamlin, III’s common shares beneficially owned include 3,849,330 common units in our operating partnership exchangeable for common shares.  Mr. Hamlin’s address is 40 Morris Avenue, Suite 100, Bryn Mawr, Pennsylvania 19010.

(7)          Robert L. Denton’s common shares beneficially owned include 414,910 common units in our operating partnership exchangeable for common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of initial reports of share ownership and reports of changes in share ownership by our Trustees, officers and greater than 10% shareholders.  Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission.  Based solely on our review of the copies of such reports received by us and other information provided by these parties, we believe that during the year ended December 31, 2003, our Trustees, officers and greater than 10% shareholders filed all required reports on a timely basis.

Summary Compensation Table

The table below provides information about the annual compensation of our Chief Executive Officer and our other four most highly compensated executive officers during 2003.

		Annual Compensation ($)			Long-Term Compensation Awards
Name and Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)	Restricted Share Awards ($) (3)	Securities Underlying Options	Other Compensation ($) (4)
Clay W. Hamlin, III	2003	$311,119	$—	$14,400	$—	—	$9,430
Chief Executive Officer	2002	197,440	—	23,440	—	—	6,949
	2001	100,000	—	13,108	—	—	6,373
Randall M. Griffin	2003	431,154	382,000	256,174	243,000	—	12,935
President and Chief Operating Officer	2002	398,959	485,000	87,150	—	168,068	11,838
	2001	366,353	240,000	182,399	—	50,000	10,142
Roger A. Waesche, Jr.	2003	281,154	180,000	96,805	97,200	—	12,906
Executive Vice President and Chief Financial Officer	2002	251,539	195,000	28,952	—	50,000	7,733
	2001	218,462	160,781	48,201	233,450	—	7,363
Michael D. Kaiser	2003	173,327	79,200	68,063	100,440	—	6,000
President of Corporate Realty Management, LLC	2002	155,046	90,000	28,538	—	35,000	5,777
	2001	147,677	55,200	29,823	—	—	5,017
Dwight S. Taylor	2003	208,360	100,000	61,633	87,480	—	8,209
President of Corporate Development Services, LLC	2002	192,507	85,000	30,481	—	—	5,269
	2001	174,240	63,338	27,948	—	75,000	5,250

(1)          Cash bonuses paid for 2001 reflect reductions equal to the amount of dividends paid on certain common shares subject to forfeiture restrictions.

(2)          Includes income tax payments associated with the lapsing of forfeiture restrictions on common share grants as follows: Mr. Griffin: $246,807 in 2003, $76,672 in 2002 and $173,584 in 2001; Mr. Waesche: $86,378 in 2003, $19,169 in 2002 and $43,396 in 2001; Mr. Kaiser: $65,813 in 2003, $26,288 in 2002 and $27,773 in 2001; and Mr. Taylor: $57,583 in 2003, $23,003 in 2002 and $24,304 in 2001.  Also includes taxable auto allowances and personal financial and tax preparation fees paid by the Company on behalf of the officers.

(3)          Represents the value of grants of common shares that were made under our 1998 Long-Term Incentive Plan based on the closing market price of our common shares on the date of grant.  The common share awards are subject to forfeiture restrictions that lapse annually as the employee remains employed by us.  The forfeiture restrictions on all 2003 common share grants lapse annually in the following increments: 16% in 2004, 18% in 2005, 20% in 2006, 22% in 2007 and 24% in 2008.  The forfeiture restrictions on Mr. Waesche’s common share grants in 2001 lapse annually in 1/3rd increments beginning in 2003 through 2005.  Holders of shares subject to forfeiture restrictions have the right to vote and receive dividends on the shares.  As of December 31, 2003, the total holdings of common shares granted that were still subject to forfeiture restrictions and the market value of such holdings (based on the closing price per common share as reported on the New York Stock Exchange of $21.00) were as follows: Mr. Griffin: 211,882 shares ($4,449,522); Mr. Waesche: 70,553 shares ($1,481,613); Mr. Kaiser: 33,700 shares ($707,700); and Mr. Taylor: 29,463 shares ($618,723).

(4)          Includes Company matching of officers’ contributions to the Employee Retirement Savings Plan.

Employment Agreements

We have an employment agreement with Clay W. Hamlin, III currently in effect through December 31, 2004 with continuous and self-renewing one-year terms unless terminated by either party on one day’s prior notice.  Under the agreement, Mr. Hamlin’s current base salary is $311,119 per year, and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $22,900 per year.  His incentive compensation is set by the Board of Trustees upon the Compensation Committee’s recommendation.  The Compensation Committee may take action in future years to increase his base salary.  The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Hamlin based upon constructive termination: (1) payment equal to his base annual salary multiplied by two; (2) payment equal to the average of his two most recent annual incentive awards multiplied by two; and (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination.  The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination; and (4) reimbursement for any parachute excise taxes.  Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Randall M. Griffin for a six-year term commencing July 1, 2002 with continuous and self-renewing one-year terms after the basic term without further action unless terminated by either party on one day’s prior notice.  Under the agreement, Mr. Griffin’s current base salary is $450,000 per year, and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $21,000 per year.  His incentive compensation is set by the Board of Trustees upon the Compensation Committee’s recommendation.  The Compensation Committee may take action in future years to increase his base salary.  The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Griffin based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination.  The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by the greater of the number of years remaining in his contract or three years; (2) payment equal to the average of his three most recent annual incentive awards multiplied by the greater of the number of years remaining in his contract or three years; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination.  Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Roger A. Waesche, Jr. for a six-year term commencing July 1, 2002 with continuous and self-renewing one-year terms after the basic term without further action unless terminated by either party with prior notice of six months to one year.  The agreement provides for a post-termination salary continuance of one year’s base salary in the event that the agreement is not renewed.  Under the agreement, Mr. Waesche’s current base salary is $300,000 per year, and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $17,000 per year.  His incentive compensation is set by the Board of Trustees upon the Compensation Committee’s recommendation.  The Compensation Committee may take action in future years to increase his base salary.  The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Waesche based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination.  The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination.  Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Michael D. Kaiser that was entered into on May 15, 2003 for a six-year term commencing July 1, 2002 with continuous and self-renewing one-year terms after the basic term without further action unless terminated by either party with prior notice of six months to one year.  The agreement provides for a post-termination salary continuance of one year’s base salary in the event that the agreement is not renewed.  Under the agreement, Mr. Kaiser’s current base salary is $190,000 per year, and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $13,000 per year.  His incentive compensation is set by the Board of Trustees upon the Compensation Committee’s recommendation.  The Compensation Committee may take action in future years to increase his base salary.  The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Kaiser based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination.  The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination.  Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Dwight S. Taylor that was entered into on May 15, 2003 for a six-year term commencing July 1, 2002 with continuous and self-renewing one-year terms after the basic term without further action unless terminated by either party with prior notice of six months to one year.  The agreement provides for a post-termination salary continuance of one year’s base salary in the event that the agreement is not renewed.  Under the agreement, Mr. Taylor’s current base salary is $220,000 per year, and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $14,200 per year.  His incentive compensation is set by the Board of Trustees upon the Compensation Committee’s recommendation.  The Compensation Committee may take action in future years to increase his base salary.  The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Taylor based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination.  The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination.  Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

Option Grants in Last Fiscal Year

No options were granted during 2003 to the executive officers listed on the Summary Compensation Table previously set forth.

Aggregated Option Exercises in 2003 and

Option Values at December 31, 2003

The table below provides information about the value realized on share options exercised during 2003 for executive officers listed on the Summary Compensation Table previously set forth.  The table also provides information on unexercised share options at the end of 2003 for these officers.  Value is calculated using the difference between the option exercise price and the common share price, as reported by the New York Stock Exchange on the date of exercise or at December 31, 2003, multiplied by the number of common shares underlying the options.

Name	Shares Acquired on Exercise	Value Realized on Exercise	No. of Shares Underlying Unexercised Options at December 31, 2003		Value of Unexercised in-the-money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clay W. Hamlin, III	—	$—	427,500	—	$5,392,900	$—
Randall M. Griffin	—	—	473,068	350,000	5,105,731	4,637,500
Roger A. Waesche, Jr.	—	—	129,167	158,333	1,513,125	1,691,250
Michael D. Kaiser	7,500	71,020	24,167	23,333	279,000	199,500
Dwight S. Taylor	10,000	103,750	37,500	75,000	456,875	832,500
	17,500	$174,770	1,091,402	606,666	$12,747,631	$7,360,750

Equity Compensation Plan Information

The table below provides information as of December 31, 2003 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,202,026	$10.03	1,077,582	(1)
Equity compensation plans not approved by security holders	—	N/A	—
Total	3,202,026	$10.03	1,077,582

(1)  Includes 645,260 awards remaining to be issued under our 1998 Long Term Incentive Plan; total awards issuable under this plan are computed based on 13% of the total of (i) our common shares outstanding plus (ii) the number of common shares which would be outstanding upon redemption of all units in our operating partnership or other securities which are convertible into common shares (subject to adjustment to prevent antidilution or enlargement of the rights of plan participants).  Also includes 432,322 common shares issued as of December 31, 2003 that were subject to unlapsed forfeiture restrictions.

Certain Transactions

In 2003, we acquired two parcels of land for $31,752,000 from affiliates of Constellation Real Estate, Inc. (“Constellation”).  We financed $25,668,000 of the acquisitions using seller-provided mortgage loans bearing interest at 3%; since we considered the interest rate on these loans to be below the market rate for similar loans, we discounted the recorded amounts for the acquisition and mortgage loans.  Under an agreement that was terminated in March 2002, Constellation nominated two members for election to our Board of Trustees; these members still served on our Board of Trustees as of December 31, 2003.  The terms of the land parcel acquisitions were determined as a result of arms-length negotiations.  In management’s opinion, the resulting terms reflected fair value for the property based on management’s knowledge and experience in the real estate market.

Code of Ethics

The Company has a Code of Ethics for its Chief Executive Officer, Chief Operating Officer and senior financial officers, including the Company’s principal financial officer and principal accounting officer or Controller, within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002.  The Code of Ethics will be available on our website no later than the time of the Annual Meeting of Shareholders.  In addition, shareholders may request a copy of the Code of Ethics, free of charge, by making this request in writing to the Vice President-Investor Relations, at ir@copt.com or 8815 Centre Park Drive, Suite 400, Columbia, MD 21045.

Annual Report on Form 10-K

We will provide without charge to each person solicited by this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.  You must make this request in writing to the Vice President-Investor Relations, at ir@copt.com or 8815 Centre Park Drive, Suite 400, Columbia, MD 21045.

EXHIBIT A

CHARTER OF

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF TRUSTEES

OF CORPORATE OFFICE PROPERTIES TRUST

I.              Purpose

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Trustees (“Board”) of Corporate Office Properties Trust (the “Company”) is appointed by, and generally acts on behalf, of the Board.  The Committee’s purposes shall be:

A.            To recommend to the Board the structure and operations of the Board;

B.            To identify individuals qualified to serve as members of the Board, and to identify and recommend that the Board select the trustee nominees for the next annual meeting of shareholders and to fill vacancies;

C.            To recommend to the Board the responsibilities of each Board committee, the structure and operation of each Board committee, and the trustee nominees for assignment to each Board committee;

D.            To oversee the Board’s annual evaluation of its performance and the performance of other Board committees; and

E.             To develop and recommend to the Board for adoption a set of Corporate Governance Guidelines applicable to the Company and to periodically review the same.

II.            Membership

A.            The Committee shall be composed of at least two trustees, each of whom must be independent.  A trustee shall qualify as independent if the Board has affirmatively determined that the member is independent consistent with the independence criteria set forth in the Company’s Corporate Governance Guidelines.

B.            The members of the Committee shall be designated and approved by a majority of the whole Board and shall serve for one-year terms.  The Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson.  The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed.  No member of the Committee shall be removed except by majority vote of the independent trustees of the full Board then in office.

III.           Meetings and Procedures

A.            The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than three times per year.  A majority of the members of the Committee shall constitute a quorum.

B.            The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

C.            The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Committee as a whole.

D.            The Committee may request that any trustees, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.             The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter.

F.             The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

G.            The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

IV.           Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.            Board Size and Composition

1.             Consider and recommend to the Board the appropriate size, function, and needs of the Board, taking into account that the Board as a whole shall have competency in the following areas:  (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) public real estate investment trusts and commercial real estate business; (vii) business strategy; (viii) crisis management; (ix) corporate governance; and (x) risk management.  The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity and ethical behavior.  Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company.

2.             Determine what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance the Board, taking into account the competencies described above, and actively seek individuals qualified to become Board members.

3.             Have the sole authority, and necessary funding, to retain, set compensation and retention terms for, and terminate any search firm to be used to identify trustee candidates.

4.             Evaluate and recommend to the Board the slate of nominees for trustees to be elected by the shareholders at the Company’s next annual meeting of shareholders and, where applicable, to fill vacancies.  The Committee shall give the same consideration to candidates for trustee nominees recommended by Company shareholders as those candidates recommended by others.  The Committee shall implement the Board’s procedures for consideration of shareholder recommendations.

5.             Oversee the establishment of the Board’s policies and procedures for shareholder communications with the Board.

B.            Board Committees

1.             Recommend to the Board the responsibilities of the Board committees, including each committee’s structure, operations, and authority to delegate to subcommittees.

2.             Evaluate and recommend to the Board those trustees to be appointed to the various Board committees, including the persons recommended to serve as chairperson of each committee.  Recommendations should consider:  (i) the qualifications for membership on each committee; (ii) the extent to which there should be a policy of periodic rotation of trustees among the committees; (iii) any limitations on the number of consecutive years a trustee should serve on any one committee; and (iv) the number of boards and other committees on which trustees may serve.

C.            Evaluation of the Board and Board Committees

1.             Oversee the annual evaluation of the Board and the other Board committees, including the individual members of the Board and the other Board Committees (including a self-evaluation of the Committee), taking into account the factors set forth in Exhibit A hereto, and deliver reports to the Board setting forth the results of such evaluations.  The Committee also shall monitor trustee performance throughout the year (noting particularly any trustees who have had a change in their primary job responsibilities or who have assumed additional trusteeships since their last assessment) and counsel those trustees whose performance may be found wanting.

2.             Annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation.  In conducting this review, the Committee shall address matters that it considers relevant to its performance, including, at a minimum, the adequacy, appropriateness, and quality of the information and recommendations that it has presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

D.            General Corporate Governance Matters

1.             Periodically review and assess the adequacy of the Company’s Corporate Governance Guidelines and recommend any changes to the Board for its approval and adoption.

2.             Recommend general matters for consideration by the Board, including but not limited to:  (i) the structure of Board meetings, including recommendations for the improvement of such meetings, and the timeliness and adequacy of the information provided to the Board prior to such meetings; (ii) trustee retirement policies; (iii) trustee and officer insurance policy requirements; (iv) policies regarding the number of boards on which a trustee may serve; (v) trustee orientation and training; and (vi) the functions of the Company’s senior executives and the outside trusteeships or directorships of such executives.

3.             Review and make recommendations on the annual Board “Master Agenda” recommended by the Chairperson of the Board and the CEO.

4.             Consult with the CEO, as appropriate, and other Board members to ensure that its decisions are consistent with the sound relationship between and among the Board, Board committees, individual trustees, and management.

5.             Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

6.             Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

EXHIBIT A

Criteria for the Evaluation

of Individual Trustee Performance

1.             Representation of Shareholders.  Clearly recognizes the role of trustees to represent the interests of shareholders.  Understands the difference between the function of the Board and that of Company management.

2.             Judgment and Knowledge.  Demonstrates judgment and ability to assess Company strategy, business plans, management evaluation, and other key issues.  Demonstrates competency in one or more of the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) public real estate investment trusts and commercial real estate business; (vii) business strategy; (viii) crisis management; (ix) corporate governance; and (x) risk management.

3.             Meaningful Participation.  Comfortable being an active, inquiring participant.  Participates in Board processes in a meaningful way.  Manifests confidence and willingness to express ideas and engage in constructive discussion.  Actively participates in decision-making and is willing to make tough decisions.  Demonstrates diligence and faithfulness in attending Board and committee meetings.

4.             Communications.  Communicates freely with other Board members and with Company management.  Serves as a good sounding board for other trustees and the CEO.  Willing to challenge fellow trustees and the CEO.  Asks insightful questions and raises thought-provoking perspectives.  Willing to hold management accountable for performance and results.  Mindful not to get overly involved in operational details and the management process.  Finds the proper balance between dominating the deliberations and making no contribution at all.  Evidences characteristics of a team player who works well with other trustees while not necessarily agreeing with their views.  Listens with an open mind.

5.             Suitability.  Understands the Company’s short- and long-term goals and objectives.  Understands the Company’s business and its competitors.  Cooperates with the Company’s management and other employees, when applicable, regarding requests for information in completing public filings or responding to regulatory inquiries.  Demonstrates no material conflict of interest in serving on the Board.  Satisfies applicable requirements for “independence” as set forth in the Company’s Corporate Governance Guidelines.

6.             Expertise.  Fulfills specific Board needs.  Makes individual expertise available to the Board.  Draws on relevant experience in addressing issues facing the Company.  Willing to respond to appropriate requests of CEO outside of Board meetings for advice and support.

7.             Vision and Leadership.  Understands Company philosophy and strategy.  Oriented toward the future, and sensitive to future direction of industry.  Fulfills legal and fiduciary responsibilities.  Supports the Company’s mission and values and is open, honest, and direct.  Makes appropriate time commitment for Board service.  Evidences ability to think through who the management of the Company should consist of and what they should do.

8.             Professional Status.  Maintains standing and reputation in the business, professional, and social communities in which the trustees operate.  Appropriately represents the Company in all such communities.

EXHIBIT B

CORPORATE OFFICE PROPERTIES TRUST

AUDIT COMMITTEE
CHARTER

The Audit Committee (the “Committee”) of the Board of Trustees (the “Board”) of Corporate Office Properties Trust (the “Company”) has the oversight responsibilities, duties and authority described in this Charter.

Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee:

•                  the integrity of the Company’s financial statements and other financial information provided by the Company to its shareholders and the investment community,

•                  the Company’s compliance with legal and regulatory requirements and ethical behavior,

•                  the Company’s retention of independent auditors, including oversight of their performance, qualifications and independence as well as the terms of their engagement, and

•                  the Company’s financial reporting process, internal control systems and internal audit function.

The Committee’s purpose also is to provide an avenue for communication among the Company’s independent auditors, internal auditors, management and the Board.

The Committee’s responsibility is one of oversight, in that management is responsible for the Company’s financial reporting, internal control and disclosure systems and for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements.  The independent auditors report directly to the Committee and are accountable to the Committee and to the Board with respect to the audit of the Company’s financial statements.

Composition

The Committee shall be appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall be composed of at least three directors, each of whom shall meet the independence and financial literacy requirements of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and applicable law.  In addition, at least one member of the Committee must be an “audit committee financial expert” as defined in SEC Regulation S-K, Item 401(h).  No member of the Committee shall simultaneously serve on the audit committees of more than two other public companies.  The Board shall designate one member as Chair of the Committee.  The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.

Meetings

The Committee shall meet quarterly prior to each meeting of the Board and shall hold such additional meetings as the Chair of the Committee deems necessary.  The Committee shall meet periodically with the Company’s chief financial officer, internal auditors and independent auditors as necessary to enable the Committee to perform its responsibilities and duties and to discuss any matters that the Committee or any of these persons or firms believe should be discussed.  The Committee may, at its discretion, meet in executive session with or without the presence of one or more of the independent auditors, the internal auditors or management.

Responsibilities and Duties

The following shall be the principal recurring duties of the Committee in carrying out its oversight responsibility.  These duties are intended as a guide, with the understanding that the Committee may modify or supplement them as appropriate.

Independent Auditors

1.                                       Appoint, oversee and pre-approve audit fees for the Company’s independent auditors.  Review the performance and audit fee arrangements of the independent auditors at least annually.

2.                                       Review and provide prior approval of any engagement of the Company’s independent auditors to perform non-audit services for the Company.

3.                                       Require that the independent auditors prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditors and the Company, which shall include all matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees.

4.                                       Discuss with the independent auditors any relationships or services disclosed in the independent auditors’ statement that could affect their objectivity and independence and take any action in response thereto necessary to satisfy the Committee as to the independent auditors’ independence.

5.                                       Obtain and review at least annually a report by the independent auditors describing: (a) the auditing firm’s internal quality-control procedures, (b) any issues material to the Company’s audit raised (i) by the most recent internal quality-control review or peer review of the independent auditors or (ii) by any inquiry or investigation by governmental or professional authorities,  (c) any steps taken by the independent auditors to deal with any such issues, and (d) all relationships between the independent auditors and the Company.

6.                                       Obtain from the independent auditors assurance that their audit of the Company’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

7.                                       Confirm that the independent auditors have complied with all applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Company’s audit.

8.                                       To the extent required by SEC rules, obtain and review at least annually an attestation to and a report from the Company’s independent auditors regarding management’s assessment of the effectiveness of the Company’s internal controls and procedures for financial reporting to be included in the Company’s Annual Report on Form 10-K, in advance of such filing.

9.                                       Pursuant to Section 10A of the Securities Exchange Act of 1934, obtain and review a timely report from the independent auditors describing (a) all critical accounting policies and practices to be used by the Company, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the internal auditors and the independent auditors, (c) other material written communications between the internal auditors, the independent auditors and management of the Company, such as any management letter or schedule of unadjusted differences, and (d) any illegal acts that have been detected or have otherwise come to the attention of the internal auditors or the independent auditors in the course of their audit.

10.                                 Establish policies applicable to the hiring of employees and former employees of the independent auditors and monitor compliance with those policies and applicable regulatory requirements.

Internal Auditor Function

11.                                 Consult with management about the appointment or replacement of the persons or entity to perform the Company’s internal audit function and pre-approve all compensation arrangements with such persons or entity.

12.                                 Oversee the internal audit function and evaluate, at least annually, the effectiveness of the internal audit function and the performance by the Company’s internal auditors and provide periodic reports and recommendations to the Board regarding the internal audit function.

13.                                 Review with the internal auditors all significant reports to management prepared by the internal auditors and management’s responses thereto, as well as any other reports or matters as the Committee or the internal auditors deem necessary.

Financial Statements, Controls and Reports

14.                                 Obtain, review and approve, if applicable, a timely analysis from management about any significant proposed changes to the Company’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices or auditing plans (including those policies for which management is required to exercise discretion or judgment).

15.                                 Review any disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification processes for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s system of internal controls.

16.                                 Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

17.                                 Periodically discuss with each of the internal auditors and independent auditors, without management being present, (a) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (b) the completeness and accuracy of the Company’s financial statements.

18.                                 Review and discuss in advance with management all Company press releases containing or describing the Company’s results of operations, other historical financial information or projections of future financial performance, as well as any such financial information to be provided to shareholders, securities analysts or rating agencies, including the appropriateness of any “non-GAAP financial measures” or “pro forma” or “adjusted” financial information to be contained therein.

19.                                 Review and discuss with management, and as appropriate with the independent auditors, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of their filing with the SEC, including the Company’s financial statements and disclosures under “Management Discussion of Analysis of Financial Condition and Results of Operations”.

20.                                 Meet separately, from time to time, with management, the internal auditors and the independent auditors to:

•                                          review their respective annual audit plans, including the adequacy of staffing, budgeting and compensation;

•                                          discuss any significant matters arising from any audit, report or communication relating to the Company’s financial statements, including any material audit problems, disagreements or difficulties and responses thereto by management;

•                                          discuss the significant judgments made and alternatives considered in the Company’s financial reporting, including the appropriateness of the alternatives ultimately chosen;

•                                          discuss policies with respect to significant risks and exposures and the steps taken to assess, monitor and manage such risks and exposures; and

•                                          discuss any significant changes in accounting rules or standards as promulgated by any regulatory authority that could have a significant effect on the Company’s financial statements.

21.                                 Review with the Company’s in-house and outside counsel any legal matters that could have a significant effect on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, as well as any inquiries received from regulatory or governmental agencies.

22.                                 Review with management any significant “off-balance sheet” transactions, arrangements or obligations or any significant arrangements with unconsolidated subsidiaries or other entities.

23.                                 Review any decision by management to seek a second opinion from a public accounting firm other than the Company’s regular independent auditors regarding any significant accounting issue.

Reporting and Recommendations

24.                                 Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report to Shareholders and on Form 10-K for filing with the SEC.

25.                                 Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement, which shall include any appropriate recommendations of the Committee.

26.                                 Maintain minutes or other records of meetings and activities of the Committee.

27.                                 Report the Committee’s activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

28.                                 Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(A) The Company has established a telephone number for receiving anonymous complaints regarding accounting, internal accounting controls or auditing matters.

(B) All such complaints will be sent to the chair of the Committee by the Chief Legal Officer.

(C) All complaints will be tracked on a separate Board of Trustees’ docket, but handled by the company’s finance and legal staff in the normal manner, except as the Committee may request.

(D)  The status of the specially docketed complaints will be reported on a quarterly basis to the chair of the Committee and, if they so direct, to the Committee or the full Board of Trustees.

(E)  The Committee chair may request special treatment, including the retention of outside counsel or other advisors, for any complaint addressed to it.

29.                                 Review and approve any change in or waiver to the Company’s Code of Ethics for its principal executive and senior financial officers and any disclosure to be made on SEC Form 8-K regarding any such change or waiver.

30.                                 Review and provide approval of any “related party” transactions or arrangements that may be required to be disclosed under SEC Regulation S-K, Item 404, between the Company and any of its directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

31.                                 Review periodically the Company’s policies and procedures for review of officers’ expenses and perquisites.

32.                                 Take such other actions as the Committee or the Board may deem necessary or appropriate.

Authority and Resources

The Committee shall have the necessary authority and resources to discharge its oversight responsibilities and duties.  This shall include the authority to retain special counsel and other experts (including experts in accounting or auditing) or consultants and to engage separate auditors to conduct special audits, reviews or other procedures, all as the Committee deems appropriate.  The Company shall provide for appropriate funds as determined by the Committee for the payment of the fees and expenses of any such counsel, experts, consultants or separate auditors, as well as all ordinary, administrative costs incurred by the Committee and its individual members that are necessary and appropriate in performing their duties.

Annual Review

The Committee shall review, on at least an annual basis, (a) this Charter and the scope of the responsibilities and duties of this Committee, and (b) the Committee’s performance of its responsibilities and duties as set forth in this Charter.  The Committee shall refer to the Board for appropriate action any proposed changes to this Charter.

Operating Procedures

Formal action to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a Committee meeting at which a quorum is present.  A quorum shall consist of at least one-half of the members of the Committee.

Availability of Charter

This Charter shall be made available on the Company’s website and shall be included as an exhibit to the Company’s annual proxy statement as required by the SEC and NYSE.

Current Committee Members

The members of the Committee as of January 1, 2004, are:

Betsy Z. Cohen
Robert L. Denton
Steven D. Kesler
Kenneth D. Wethe, Chair

CORPORATE OFFICE PROPERTIES TRUST

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 13, 2004

9:30 a.m.

The World Trade Center Baltimore
401 East Pratt Street
Baltimore, Maryland

CORPORATE OFFICE PROPERTIES	Corporate Office Properties Trust 8815 Centre Park Drive, Suite 400 Columbia, MD 21045-2272	proxy

This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 13, 2004.

The common shares you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint Clay W. Hamlin, III and Randall M, Griffin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Corporate Office Properties Trust, c/o Shareowner ServicesSM, P.O. Box 64873, St Paul, MN 55164-0873.

Please detach here

The Board of Trustees Recommends a Vote FOR Item 1.

1.	Election of Trustees:	01	Jay H. Shidler	☐	Vote FOR	☐	Vote WITHHELD
		02	Clay W. Hamlin, III		the nominees		from the nominees
		03	Kenneth S. Sweet, Jr.		(except as marked)

(lnstructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy.  If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.